Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428

www.therightbank.com
Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Completes Acquisition of

Capital Pacific Bancorp and Capital Pacific Bank

EUGENE, Ore., March 6, 2015 — Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today announced the completion of the acquisition of Portland, Oregon-based Capital Pacific Bancorp and its wholly-owned subsidiary, Capital Pacific Bank. Following this acquisition, Pacific Continental Bank has total assets of approximately $1.7 billion, total loans outstanding of approximately $1.2 billion and total deposits of approximately $1.4 billion.

The company also affirmed that shareholders of Capital Pacific Bancorp approved the merger transaction on March 3, 2015 and that Capital Pacific Bank founder and board chair, Karen Whitman has been appointed to the boards of directors of Pacific Continental Corporation and Pacific Continental Bank.

“The closing of this acquisition underscores the tremendous amount of work and preparation conducted by employees of both organizations,” said Roger Busse, president and chief executive officer for Pacific Continental Bank. “It also signals the collaboration of two talented groups of employees creating a robust banking presence in the Portland market for the benefit of clients, employees and the community.”

Additional Information

Pacific Continental invites former Capital Pacific Bank customers to visit any of their local offices – including PCB offices in Portland and Seattle. Additionally, former Capital Pacific Bank customers are encouraged to visit Pacific Continental’s website - www.therightbank.com – to learn more about their new bank. By clicking on the “Welcome Capital Pacific Bank Customers” link, visitors to the website will be directed to a FAQ document that will prove helpful.

Advisors

Pacific Continental Corporation was advised in the transaction by D.A. Davidson & Co. as financial advisor and Pillsbury Winthrop Shaw Pittman LLP as legal counsel. Capital Pacific Bancorp was advised by Wedbush Securities, Inc. and Feldman Financial Advisors, Inc. as financial advisors and Miller Nash LLP as legal counsel.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements include but are not limited to statements about expectations regarding future events and developments, such as anticipated benefits of the merger transaction, and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Pacific Continental and Capital Pacific operate; the ability to promptly and effectively integrate the businesses of Pacific Continental Bank and Capital Pacific Bank; the reaction to the transaction of the companies’ customers, employees and counterparties; and the diversion of management time on merger-related issues. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.